POWER OF ATTORNEY
I hereby constitute and appoint each of Donald S. Rumery,
Lewis Collins, and Caren Cunningham, signing singly,
my true and lawful attorney-in-fact:
(1) to execute for and on my behalf, in my capacity as a
director, officer, or other reporting person of AMG
Pantheon Private Equity Fund, LLC or AMG Pantheon Private
Equity Master Fund, LLC, each a Delaware limited liability
company, (each, a "Fund"), Forms 3, 4, and 5 in accordance
with Section 16(a) of the Securities Exchange Act of 1934,
as amended, and the rules thereunder, and Section 30(h) of
the Investment Company Act of 1940, as amended;
(2) to do and perform any and all acts for and on my behalf
that may be necessary or desirable to complete and execute
any such Form 3, 4, or 5 to and timely file such Form with
the United States Securities and Exchange Commission (the "SEC");
(3)	do and perform any and all acts for and on behalf of
the undersigned that may be necessary or desirable to file for
Access Codes to the SEC EDGAR System, including but not limited to the completion, execution, and timely delivery of a statement of authentication to the SEC in order to obtain such EDGAR
Access Codes; and
(4)	to take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution, resubstitution, or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is any Fund assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the Investment Company Act of 1940, as amended.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my position with the Fund or my holdings of and transactions in Fund securities, unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact.


IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this _19th day of May, 2014.

______/s/Victoria Sassine____	___________
           Signature


________Victoria Sassine__	___________
           Print Name





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[Section 16 Power of Attorney]
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